HIGH SPEED NET SOLUTIONS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of the 25th day of August, 1999 (the "Grant Date"), by and between High Speed Net Solutions, Inc., a Florida corporation (the "Corporation"), and Andrew L. Fox (the "Participant").

         WHEREAS, the Board granted Participant an option to purchase shares of the Corporation's Stock pursuant to the Plan; and

         WHEREAS, this Agreement evidences the grant of such option.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. GRANT OF OPTION. The Board granted Participant an option to purchase from the Corporation, during the period specified in section 2 of this Agreement, a total of Two Hundred Forty Thousand (240,000) shares of Stock, at the purchase price of Four Dollars and Thirty Eight Cents ($4.38) per share for Eighty Thousand (80,000) of the Two Hundred Forty Thousand (240,000) shares of Stock (the "First Purchase Price") and at the purchase price of Thirteen Dollars ($13.00) per share for the remaining One Hundred and Sixty Thousand (160,000) shares of Stock (the "Second Purchase Price"), in accordance with the terms and conditions stated in this Agreement. The shares of Stock subject to the option are referred to below as the "Shares," and the option to purchase such Shares is referred to below as the "Option."

         2. VESTING AND EXERCISE OF OPTION. The Option shall vest and become exercisable in increments in accordance with the schedule set forth below measured from the Grant Date provided that the Option shall vest and become exercisable with respect to an increment as specified only if there has not been a Termination of Employment of the Participant as of the specified date for such increment.

                  (a) If the Board of Directors of the Corporation determines that the Corporation has attained certain performance goals that the Board of Directors will specify to Participant sufficiently in advance, then the Option shall fully-vest and be exercisable in three (3) equal installments of Eighty Thousand (80,000) shares of stock. The first installment of Eighty Thousand (80,000) shares of stock shall vest on the first anniversary of the Grant Date at the First Purchase Price and the remaining two installments of Eighty Thousand (80,000) shares of stock shall vest on the second and third anniversary of the Grant Date at the Second Purchase Price; or

                  (b)      the Option shall vest in full on August 25, 2006.

The schedule set forth above is cumulative, so that Shares as to which the Option has become vested and exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable.

Notwithstanding the foregoing, the Option shall vest and become exercisable, to the extent not already vested and exercisable, on the date of Participant's death or Disability, provided Participant has not incurred a Termination of Employment prior to such date.

Notwithstanding the foregoing, fifty percent (50%) of the Option that has not yet vested shall become fully vested and exercisable, to the extent not already fully vested and exercisable, as of the effective date of a Corporate
Reorganization or Change in Control, provided that the Optionee has not experienced a Termination of Employment prior to such date, unless in connection with the Corporate Reorganization or Change in Control the surviving entity or an affiliate assumes the Option or replaces the Option with an option of equivalent value and with comparable terms. In the event of a Corporate Reorganization or Change in Control, the Corporation shall send the Optionee prior written notice of the effectiveness of such event and the last day on which the Optionee may exercise the Option. On or prior to the last day specified in such notice, the Optionee may, upon compliance with the terms of this Agreement, exercise the Option to the extent it is then vested, conditioned upon and subject to completion of the Corporate Reorganization or Change in Control. To the extent the Option is not so exercised, it shall terminate at 5:00 P.M., eastern standard time, on the last day specified in such notice, conditioned upon and subject to the completion of the Corporate Reorganization. If the surviving entity in such Corporate Reorganization or Change in Control assumes or replaces the Option as described above, the proceeding provisions of this paragraph shall not apply; however, if there is an Involuntary Termination of Participant's employment within the eighteen (18) month period following the effective date of such Corporate Reorganization or Change in Control, the Option shall vest and become exercisable, to the extent not already vested and exercisable, on the date of such termination.

         3. TERMINATION OF OPTION. The Option shall remain exercisable as specified in section 2 above until the earliest to occur of the dates specified below, upon which date the Option shall terminate:

                  (a) the date all of the Shares are purchased pursuant to the terms of this Agreement;

                  (b) upon the expiration of ninety (90) days following the Termination of Employment of Participant for any reason other than Cause, death or Disability;

                  (c)   immediately   upon  the  Termination  of  Employment  of
Participant for Cause;

                  (d)  upon   the   expiration   of  one  (1)   year   following
Participant's Termination of Employment where employment shall have terminated as a result of death or Disability;

                  (e) upon the expiration of one (1) year following the date of Participant's death, if death shall have occurred following Participant's Termination of Employment and while the Option was still exercisable;

                  (f) at 5:00 P.M.,  eastern  standard  time,  on the  thirtieth

(30th) day following the date that the Corporation files articles of dissolution with the Florida Secretary of State or is otherwise dissolved under Florida law;

                  (g) at 5:00 P.M., eastern standard time, on the last day specified in the notice described in section 2 above in the event of a Change in Control or Corporate Reorganization; or

                  (h) the ten year anniversary of the Grant Date at 5:00 P.M., eastern standard time.

Upon its termination, the Option shall have no further force or effect and Participant shall have no further rights under the Option or to any Shares which have not been purchased pursuant to prior exercise of the Option.

         4.       MANNER OF EXERCISE OF OPTION.
                  ----------------------------

                  (a) The Option may be exercised only by (i) Participant's completion, execution and delivery to the Corporation of a notice of exercise and, if required by the Corporation, an "investment letter" as supplied by the Corporation confirming Participant's representations and warranties in section 16 of this Agreement, including the representation that Participant is acquiring the Shares for investment only and not with a view to the resale or other distribution thereof, and (ii) the payment to the Corporation, pursuant to the terms of this Agreement, of an amount equal to the Purchase Price multiplied by the number of Shares being purchased as specified in Participant's notice of exercise. Participant's right to exercise the Option shall be conditioned upon and subject to satisfaction, in a manner acceptable to the Corporation, of any withholding liability under any state or federal law arising in connection with exercise of the Option. Participant must provide notice of exercise of the Option with respect to no fewer than 100 Shares (or any lesser number of Shares with respect to which the Option is then vested and exercisable). Participant's notice of exercise shall be given in the manner specified in section 12 but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Corporation. The notice of exercise and the "investment letter" may be in the form set forth in EXHIBIT A attached to this Agreement. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal and state securities laws can be effected, as determined by the Committee in its discretion. Payment of the aggregate Purchase Price for Shares Participant has elected to purchase shall be made by cash or good check.

         (b) Upon any exercise of the Option by Participant or as soon thereafter as is practicable, the Corporation shall issue and deliver to Participant a certificate or certificates evidencing such number of Shares as Participant has then elected to purchase. Such certificate or certificates shall be registered in the name of Participant and shall bear such legends as the Corporation deems appropriate.

         5.       DEFINITIONS; AUTHORITY OF COMMITTEE.
                  -----------------------------------

                  (a) All capitalized terms used in this Agreement shall have the meanings set out in the Plan unless otherwise specified in this Agreement.

                  (b) "Cause" shall mean that Participant's employment with the Company shall have terminated principally because (i) of Participant's breach of any employment, noncompetition or other agreement with the Company; (ii) Participant commits any act of dishonesty toward the Company, theft of corporate property or unethical business conduct, or is convicted of any misdemeanor or felony involving dishonest, immoral or unethical conduct; or (iii) Participant commits any act of insubordination, fails to comply with any instructions of his or her supervisors or the board of directors of the Company, or commits any act or omission which the Board determines, in good faith, may materially adversely affect the Company's business or operations, unless Participant cures such action or omission within five (5) days after notice from the Company.

                  (c) A "Change in Control" shall be deemed to have occurred if, after the Corporation has consummated a public offering of the Stock pursuant to the Securities Act of 1933, as amended:

                           (i) any "Person" as defined in  Paragraph  3(a)(9) of
the Securities Exchange Act of 1934 (the "Act"), including a "group" (as that term is used in paragraphs 13(d)(3) and 14(d)(2) of the Act), but excluding the Corporation and any employee benefit plan sponsored or maintained by the Corporation, including any trustee of such plan acting as trustee:

                                    (A)  consummates a tender or exchange  offer
for any shares of the Stock pursuant to which at least fifty percent (50%) of the outstanding shares of the Stock are purchased; or

                                    (B)  together  with  its   "affiliates"  and
"associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Stock;

                           (ii) a merger  or  consolidation  of the  Corporation
with or into another corporation is consummated and the Corporation's shareholders immediately prior to the transaction do not own at least fifty percent (50%) of the surviving company's outstanding stock immediately following the transaction, a sale or other disposition of all or substantially all of the Corporation's assets, or the liquidation of the Corporation; or

                           (iii)  during  any  period of 24  consecutive  months
during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24 month period shall be deemed to have satisfied such 24 month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such 24 month period, or by prior operation of this subparagraph (iii).

                  (d) A "Corporate Reorganization" means the happening of any one of the following events prior to the time at which the Corporation has consummated a public offering of the Stock pursuant to the Securities Act of 1933, as amended: (i) the dissolution or liquidation of the Corporation; (ii) a reorganization, merger, or consolidation involving the Corporation unless (A) the transaction involves only the Corporation and one or more of the Corporation's parent corporation and wholly-owned (excluding interests held by employees, officers and directors) subsidiaries; or (B) the shareholders who had the power to elect a majority of the board of directors of the Corporation immediately prior to the transaction have the power to elect a majority of the board of directors of the surviving entity immediately following the transaction; (iii) the sale of all or substantially all of the assets of the Corporation to another corporation, person or business entity; or (iv) an acquisition of Corporation stock, unless the shareholders who had the power to elect a majority of the board of directors of the Corporation immediately prior to the acquisition have the power to elect a majority of the board of directors of the Corporation immediately following the transaction.

                  (e) An "Involuntary Termination" is any termination of employment of the Optionee: (i) by the Optionee during the eighteen (18) month period following a Change in Control or Corporate Reorganization (A) following the assignment to the Optionee by the surviving entity following a Corporate Reorganization of any duties that are significantly incompatible with, and detract from, the Optionee's position, duties, titles, responsibilities or status with the Corporation immediately prior to the effective date of the Corporate Reorganization, (B) following a significant reduction in the Optionee's annual base salary in effect immediately prior to the effective date of the Change in Control or Corporate Reorganization; or (C) following the Corporation's assignment of the Optionee to a location other than his principal location of employment immediately prior to the effective date of the Change in Control or Corporate Reorganization (except for required travel on Corporation business to an extent substantially consistent with the Optionee's business travel obligations immediately prior to the effective date of the Change in Control or Corporation Reorganization), or, in the event he consents to any such relocation, the failure of the Corporation to pay (or reimburse the Optionee for) all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation, or (ii) by the surviving entity during the eighteen (18) month period following the effective date of a Change in Control or Corporate Reorganization for any reason other than for Cause.

                  (f) "Plan" means the High Speed Net Solutions, Inc. 199 Equity Compensation Plan adopted by the Corporation effective ___________, 2000, as it may be amended from time to time.

                  (g) All determinations made by the Committee with respect to the interpretation, construction and application of any provision of this Agreement shall be final, conclusive and binding on the parties.

         6.       RESTRICTIONS ON TRANSFER.
                  ------------------------

                  (a) The Option shall not be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution or succession) or on an absolute or contingent basis. For this purpose, any reference to Participant shall (when applicable) be deemed to be and include references to Participant's estate, executors or administrators, personal or legal representatives and transferees (direct or indirect).

                  (b) In the event of Participant's death, the Option may be transferred to any executor, administrator, personal or legal representative, legatee, heir or distributee of the estate of Participant; provided, that, as a condition precedent to such transfer of any of the Option, each and every prospective transferee shall (i) provide or cause to be provided to the Corporation, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option so transferred and
(ii) comply with the provisions of section 7 below.

                  (c) Notwithstanding any provision of this Agreement to the contrary, Shares issued to Participant upon exercise of the Option shall be subject to a Market Stand-Off, as provided in Section 3.15 of the Plan.

         7. SHAREHOLDERS AGREEMENT. As a condition to receipt of any Shares, Participant shall become a party to the shareholders agreement between the corporation and its shareholders in place at such time and shall sign a copy of such agreement. All restrictions applicable to Stock under such agreement shall apply to the Shares.

         8. RIGHTS PRIOR TO EXERCISE. Participant will have no rights as a shareholder with respect to the Shares except to the extent that Participant has exercised the Option and has been issued and received delivery of a certificate or certificates evidencing the Shares so purchased.

         9. SALE OR OTHER DISPOSITION BY MAJORITY INTEREST. Participant hereby irrevocably appoints the Corporation and its President, or either of them, as Participant's agents and attorneys-in-fact, with full power of substitution for and in Participant's name, to sell, exchange, transfer or otherwise dispose of all or a portion of Participant's Shares and to do any and all things and to execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such powers of attorney not to become operable until such time as the holder or holders of a majority of the issued and outstanding shares of Stock of the Corporation sell, exchange, transfer or otherwise dispose of, or contract to sell, exchange, transfer or otherwise dispose of, all or a majority of the issued and outstanding shares of Stock of the Corporation. Any sale, exchange, transfer or other disposition of all or a portion of Participant's Shares pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other disposition of shares of Stock of the Corporation owned by the holder or holders of a majority of the issued and outstanding shares of Stock of the Corporation. For purposes of determining the sale price per share of the Shares under this section 9, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Stock of the Corporation in connection with any employment, consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing power of attorney shall not impose or be deemed to impose any fiduciary duty or any other duty (except as set forth in this section 9) or obligation on either the Corporation or its President, shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetency or insanity of Participant or the occurrence of any other event.

         10. ENGAGEMENT OF PARTICIPANT. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ Participant, nor shall this Agreement affect in any way the right of the Company to terminate the employment of Participant at any time and for any reason. By Participant's execution of this Agreement, Participant acknowledges and agrees that
Participant's employment is "at will." No change of Participant's duties as an employee of the Company shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

         11. BURDEN AND BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Participant, and their respective heirs, personal and legal representatives, successors and assigns. As used in this section 11, the term the "Company" shall include the Company and any corporation which is the parent or a subsidiary of the Company or any corporation or entity which is an affiliate of the Company by virtue of common (although not identical) ownership or any successor entity following a Change in Control or Corporate Reorganization, and for which Participant is providing services in any form during Participant's employment with the Company or any such other corporation or entity. Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Company and any such other corporation or entity.

         12. NOTICES. Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Corporation, to its principal executive offices to the attention of the President, and in the case of Participant, to Participant's address as shown on the Company's records.

         13. SPECIFIC PERFORMANCE. Strict compliance by Participant shall be required with each and every provision of this Agreement. The Corporation and Participant agree that the Shares are unique, that Participant's failure to perform the obligations provided by this Agreement will result in irreparable damage to the Corporation and that specific performance of Participant's obligations may be obtained by suit in equity.

         14. MODIFICATIONS. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the Participant and on behalf of the Corporation.

         15. TERMS AND CONDITIONS OF PLAN. The terms and conditions included in the Plan, the receipt of a copy of which Participant hereby acknowledges by execution of this Agreement, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this

Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

         16.   COVENANTS  AND   REPRESENTATIONS   OF  PARTICIPANT.   Participant
represents, warrants, covenants and agrees with the Corporation as follows:

                  (a) The Option is being received for Participant's own account without the participation of any other person, with the intent of holding the Option and the Shares issuable pursuant to the Option for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion of the Shares.

                  (b) Participant is not acquiring the Option or any Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon an independent examination and judgment as to the prospects of the Corporation.

                  (c) Participant has had the opportunity to ask questions of and receive answers from the Corporation and its executive officers and to obtain all information necessary for Participant to make an informed decision with respect to the investment in the Corporation represented by the Option and any Shares issued upon its exercise.

                  (d) Participant is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and Participant acknowledges that Participant must continue to bear the economic risk of any investment in Shares received upon exercise of the Option for an indefinite period.

                  (e) Participant understands and agrees that the Shares subject to the Option may be issued and sold to Participant without registration under any state or federal laws relating to the registration of securities and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws.

                  (f) Shares issued to  Participant  upon exercise of the Option will not be offered for sale, sold or transferred by Participant other than pursuant to: (i) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) an effective registration under the Securities Act of 1933, or a transaction otherwise in compliance with such Act; and (iii) evidence satisfactory to the Corporation of compliance with all applicable state and federal securities laws. The Corporation shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws.

                  (g) The Corporation will be under no obligation to register the Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Shares by Participant without registration, and the Corporation is under no obligation to act in any manner so as to make Rule 144 promulgated under the Securities Act of 1933 available with respect to any sale of the Shares by Participant.

                  (h) Participant has not relied upon the Company with respect to any tax consequences related to the grant or exercise of this Option, or the disposition of Shares purchased pursuant to its exercise. Participant acknowledges that, as a result of the grant and/or exercise of the Option, Participant may incur a substantial tax liability. Participant assumes full responsibility for all such consequences and the filing of all tax returns and elections Participant may be required or find desirable to file in connection with the Option. In the event any valuation of the Option or Shares purchased pursuant to its exercise must be made under federal or state tax laws and such valuation affects any return or election of the Company, Participant agrees that the Corporation may determine such value and that Participant will observe any determination so made by the Corporation in all returns and elections filed by Participant. In the event the Company is required by applicable law to collect any withholding, payroll or similar taxes by reason of the grant or any exercise of the Option, Participant agrees that the Company may withhold such taxes from any monetary amounts otherwise payable by the Company to Participant and that, if such amounts are insufficient to cover the taxes required to be collected by the Company, Participant will pay to the Company such additional amounts as are required.

                  (i) The agreements, representations, warranties and covenants made by Participant herein with respect to the Option shall also extend to and apply to all of the Shares issued to Participant from time to time pursuant to exercise of the Option. Acceptance by Participant of any certificate representing Shares shall constitute a confirmation by Participant that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

                  (j) Participant agrees that he shall, during the entire period of his employment with the Company and for a period of ninety (90) days following Termination of Employment, observe the Company's securities trading policies in effect from time to time during such period of employment and/or during such post-employment period.

                      [SIGNATURES APPEAR ON THE NEXT PAGE]

         IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement and affixed their seals hereto as of the day and year first above written.


ATTEST:                                          HIGH SPEED NET SOLUTIONS, INC.


/s/ Alan R. Kleinmaier                           By:  /s/ Rick Seifert
-------------------------------                  ------------------------------

Alan R. Kleinmaier, Secretary                    Rick Seifert
                                                 ------------------------------
                                                 [Name]

                                                 Director
                                                 ------------------------------
                                                 [Title]
[CORPORATE SEAL]



WITNESS:                                         PARTICIPANT

illegible                                        /s/ Andy Fox           (SEAL)
-----------------------------------             ------------------------------

                                    EXHIBIT A


High Speed Net Solutions, Inc.
[ADDRESS]


Attention:  President

         Re: Exercise of Nonqualified Stock Option under the High Speed Net Solutions, Inc. 1999 Equity Compensation Plan

Dear Sir:

         Pursuant to the terms and conditions of that certain High Speed Net Solutions, Inc. Nonqualified Stock Option Agreement dated ______________________ (the "Agreement"), I hereby provide notice of my desire to exercise the stock option evidenced by the Agreement (the "Option") and thereby purchase _________________ shares [MUST BE AT LEAST 100 SHARES OR ANY SMALLER NUMBER OF SHARES AS TO WHICH THE OPTION IS VESTED AND EXERCISABLE] of the common stock of High Speed Net Solutions, Inc., and I hereby tender payment in full for such shares in accordance with the terms of the Agreement.

         I hereby  reaffirm  that the  representations  and  warranties  made in section 16 of the Agreement are true and correct as of the date of exercising this option.

                                                     Very truly yours,



                                                     __________________________
                                                     [Signature]


                                                     __________________________
                                                     [Print Name]



                                                     __________________________
                                                     [Date]